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                                                                                                       EXHIBIT 11.2


                             CALULATION OF EARNINGS PER SHARE OF INTEX AVIATION SYSTEMS, INC.


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                                                            THREE MONTHS ENDED
                                                                 MARCH 31,                        YEARS ENDED DECEMBER 31,
                                                      ---------------------------------------------------------------------------
                                                           1997           1996             1996           1995             1994
                                                      ----------------------------------------------------------------------------
                                                               (UNAUDITED)


Net earnings (loss) per statement of earnings           ($222,000)      $431,000        $1,519,557      $2,704,687      $2,480,049
                                                      =============================================================================
Weighted average number of shares
 outstanding                                               11,250         11,250            11,250          11,250          11,250
                                                      =============================================================================
Earnings (loss) per share                                 ($19.73)        $38.31           $135.07         $240.42         $220.45
                                                      =============================================================================






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